Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2020, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-249122) and related Prospectus of Datto Holding Corp. for the registration of its common stock.

/s/ Ernst & Young LLP

Stamford, Connecticut

October 19, 2020